January 31, 2002

Dear Shareholder:

        You are cordially invited to attend the Company's annual meeting on February 28, 2002. The meeting will begin promptly at 5:30 p.m., Hancock Bank, One Hancock Plaza, Gulfport, Mississippi.

        The official Notice of Meeting, Proxy Statement and Form of Proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the Proxy Statement.

         The vote of every shareholder is important. Regardless of whether or not you plan to attend the annual meeting in Gulfport, please sign, date and promptly mail your proxy. The Board of Directors and Management look forward to greeting those shareholders that are able to attend.

                                                  Sincerely,

                                                   George A. Schloegel
                                                   Chief Executive Officer

                                               Hancock Holding Company
                                                 One Hancock Plaza
                                                  2510 14th Street
                                                 Gulfport, MS 39501
                                                   (228) 214-5242
                                                  January 31, 2002

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The annual meeting of shareholders of Hancock Holding Company will be held at Hancock Bank, One Hancock Plaza, 2510 14th Street, Gulfport, MS 39501, on February 28, 2002 at 5:30 p.m., for the following purposes:

      1.   To elect three (3) directors to hold office for a term of three (3) years or until their successors are elected and qualified. (Item 1)

      2.   To vote on approval of the appointment of Deloitte & Touche LLP, as the Independent Public
           Accountants for the Company. (Item 2)

        Only those shareholders of record at the close of business on January 16, 2002 shall be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                                                                By Order of the Board of Directors

                                                                                George A. Schloegel
                                                                                Chief Executive Officer

                                                                           Hancock Holding Company
                                                                              One Hancock Plaza
                                                                              2510 14th Street
                                                                         Gulfport, Mississippi 39501
                                                                               Proxy Statement
                                                                              January 31, 2002

         This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Hancock Holding Company (the "Company" or "HHC") for the Annual Meeting of shareholders to be held on February 28, 2002, 5:30 p.m., local time, at Hancock Bank, One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi. Only shareholders of record at the close of business on January 16, 2002 are entitled to notice of and to vote at the meeting. It is expected the Proxy Materials will be first mailed on January 31, 2002.

        This proxy solicitation is made by the Board of Directors of HHC. Nominees are advised prior to record date to submit their request for proxy solicitation materials, and they are shipped overnight to nominees or their designated agent for process to non-objecting beneficial owners and objecting beneficial owners.

        Holders of record of the Company's Common Stock, par value $3.33 per share (the "Common Stock") and Series A Preferred Stock, par value $20.00 per share (the "Preferred Stock"), as of January 16, 2002 (the "Record Date") are entitled to vote at the meeting or any adjournment thereof. Each share of Common Stock entitles the holder thereof to one (1) vote on each matter presented at the Annual Meeting for shareholder approval. Each holder of Preferred Stock shall have a number of votes equal to the number of shares of Common Stock into the Preferred Stock is convertible. On January 16, 2002, 10,595,208 shares of Common Stock were outstanding and entitled to vote, and 1,658,275 shares of Preferred Stock, convertible at the current conversion price into 736,937 shares of Common Stock, were outstanding and entitled to vote.

         The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock and Preferred Stock outstanding and entitled to vote on January 16, 2002 will constitute a quorum.

        Pursuant to Mississippi law and the Company's Bylaws, action on a matter (other than the election of Directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Company's Articles of Incorporation or Mississippi law specifically requires a greater number of affirmative votes on a particular matter. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting. Broker non-votes and shareholder abstentions are not counted in determining whether or not a matter has been approved by shareholders.

         Pursuant to Mississippi law and the Company's Bylaws, directors are elected by a plurality of the votes cast in the election of directors. A "plurality" means that the individuals with the largest number of favorable votes are elected as directors, up to the maximum number of directors to be chosen at the meeting.

        Shareholders of the Company do not have cumulative voting rights with respect to the election of directors at the Annual Meeting. A shareholder has the right to vote the number of shares owned in the election of each director. With respect to the election of three (3) directors to hold office for a term of three (3) years, the nominees receiving the most votes, up to three (3), will be elected. If the Proxy is marked to vote for the three (3) directors as a group, one vote will be cast for each director for each share entitled to vote. If any shareholder wishes to vote for fewer than three (3) directors, the shareholder may line through or otherwise strike out the name of any nominee.

        Any person giving a Proxy has the right to revoke it at any time before it is exercised. A shareholder may revoke his Proxy: (1) by personally appearing and choosing to vote at the Annual Meeting; (2) by written notification to the Company which is received prior to the exercise of the Proxy; or (3) by a subsequent Proxy executed by the person executing the prior Proxy and presented at the Annual Meeting. All properly executed Proxies, if not revoked, will be voted as directed on all matters proposed by the Board of Directors, and, if the shareholder does not direct to the contrary, the shares will be voted "FOR" Items 1 and 2 as described below.

        Corporate Communications, Inc. is contracted by the Company to solicit proxies at a cost of approximately $3,500, plus customary expenses. The contact at Corporate Communications, Inc. is Mr. Roy Alley, 523 Third Avenue South, Nashville, Tennessee 37210. He can be reached at telephone number (615) 254-3376. All nominees and brokers will be reimbursed the allowable charges as per U.S. Securities and Exchange Commission regulations. The Company will bear the cost of the solicitation of proxy materials. All requests for payment should be directed to: Hancock Holding Company, Investor Relations, P.O. Box 4019, Gulfport, MS 39502. Solicitation of proxies will be primarily by mail. Officers, directors, and employees of the Company and its subsidiaries, Hancock Bank and Hancock Bank of Louisiana, (hereinafter referred to collectively as the "Banks") also may solicit Proxies personally.

         Any shareholder, or their appointed agent, who has any questions concerning the procedures for voting their proxy or the annual meeting should contact the Investor Relations Department, attention Paul D. Guichet at (228) 214-5242 or 1-800-522-6542 ext. 5242.

MANAGEMENT PROPOSALS:

ITEM 1 -- ELECTION OF DIRECTORS

        The Board of Directors, by a vote of a majority of the full Board, has nominated the persons named below for election to serve as directors. The term of each of the three (3) newly-elected directors will expire at the Annual Meeting of Shareholders in 2005 or when his successor has been elected and qualified.

         The Company's Articles of Incorporation provide for a Board of at least nine (9) directors classified into three (3) classes of directors. At each annual meeting each class of directors whose term has expired will be elected to hold office until the third succeeding annual meeting or until their successor has been elected and qualified.

        It is the intent of the persons named in the Proxy to vote such Proxy "FOR" the election of the nominees listed below, unless otherwise specified in the Proxy. In the event that any such nominee should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the Proxy will vote for the election of such person in the place of such nominee as the Board of Directors may recommend.

        Nominations for the election to the Board of Directors, other than those made by or at the direction of the Board of Directors, may be made by a shareholder by delivering written notice to the Company's Secretary not less than fifty (50) nor more than ninety (90) days prior to the meeting at which directors are to be elected, provided that the Company has mailed the first notice of the meeting at least sixty (60) days prior to the meeting date. If the Company has not given such notice, shareholder nominations must be submitted within ten (10) days following the earlier of: (i) the date that notice of the date of the meeting was first mailed to the shareholders, or (ii) the date on which public disclosure of such date was made. The shareholder's notice must set forth as to each nominee: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the class and number of shares of the Company's Common Stock which are beneficially owned by such nominee; and (iv) any other information relating to such nominee that may be required

(Item 1 Continued)

under federal securities laws to be disclosed in solicitations of proxies for the election of Directors. The shareholder’s notice must also set forth as to the shareholder giving notice: (i) the name and address of such shareholder; and (ii) the class and amount of such shareholder’s beneficial ownership of the Company’s Preferred and Common Stock.

        If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the Annual Meeting may determine that such shareholder's nomination should not be brought before the meeting that such nominee shall not be eligible for election as Director of the Company.

NOMINEES FOR DIRECTOR

Frank E. Bertucci  - currently a Director

       Additional information for Mr. Bertucci can be found in the section describing directors of the
Company.

Joseph F. Boardman, Jr. - currently a Director

       Additional information for Mr. Boardman can be found in the section describing directors of the
Company.

Charles H. Johnson, Sr. - currently a Director

       Additional information for Mr. Johnson can be found in the section describing directors of the
Company.
The Board of Directors Recommends you vote FOR Item 1.

ITEM 2 -- APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has appointed Deloitte & Touche LLP, a firm of independent certified public accountants, as auditors for the fiscal year ending December 31, 2002, and until their successors are selected. Deloitte & Touche LLP and its predecessor, Touche Ross, have been auditors for the Company since it commenced business in 1984, for Hancock Bank since 1981 and Hancock Bank of Louisiana since 1990.

        The Company has been advised that neither the firm nor any of its partners has any direct or any material indirect financial interest in the securities of the Company or any of its subsidiaries, except as auditors and consultants on accounting procedures and tax matters. The Board does not anticipate that representatives of Deloitte & Touche LLP will be in attendance at the Annual Meeting, be present to make a statement or be available to respond to appropriate questions.

         Although not required to do so, the Board of Directors has chosen to submit its appointment of Deloitte & Touche LLP for ratification by the Company's shareholders. It is the intention of the persons named in the Proxy to vote such Proxy FOR the ratification of this appointment. If this proposal does not pass, the Board of Directors will reconsider the matter. The proposal will be ratified if the votes cast favoring the appointment exceed the votes cast opposing it.

The Board of Directors Recommends you vote FOR Item 2.

HANCOCK HOLDING COMPANY DIRECTORS

Frank E. Bertucci,

               Director of the Company since 2000.  Since 1978, Mr. Bertucci has been employed with F.E.B
Distributing Co., Inc., a regional beverage wholesaler and currently serves as its President.  Advisory
Director of Hancock Bank since 1995.
               Term of Office: For a three-year period to expire 2002.
               Age: 45

Joseph F. Boardman, Jr.

               Director of the Company since 1984, Chairman of the Board since 1987.  Retired President of Coast
Materials Company (Ready Mixed Concrete Business), Gulfport, Mississippi.  Advisory Director of Hancock
Bank since 1972.
               Term of Office: For a three-year period to expire in 2002.
               Age: 72

James B. Estabrook, Jr.

               Director of the Company since 1995.  Mr. Estabrook's principal occupation has been as President of
Estabrook Motor Co., Inc. since 1967.  Mr. Estabrook also serves in the capacities at the companies indicated:
President of Weaver Motor Co., Inc. (Automobile Dealerships); President of Auto Credit, Inc. (Auto Finance
Business); General Partner, Estabrook Properties, LP (Real Estate Business); Vice President, Falcon Leasing
and Rental, Inc., (Daily Rental Automobile Business) Pascagoula, Mississippi; and Advisory Director of
Hancock Bank since 1985.
               Term of Office: For a three-year term to expire in 2004.
               Age: 57

James H. Horne

               Director of the Company since 2000.  Mr. Horne is owner of Capital Properties, Inc. and
Valuation Specialist, Inc., specializing in real estate development and appraisal for over 20 years.  Mr.
Horne is also President of Ocean Springs Self Storage, Inc., Ocean Springs, Mississippi; President of
Gulfport Self Storage, Inc., Gulfport, Mississippi; President of Grelot Self Storage, Inc., Gautier,
Mississippi; Gautier Self Storage, Inc., Gautier, Mississippi; Market Street Properties (Self Storage
business), Biloxi, Mississippi.  Advisory Director of Hancock Bank since 1995.
               Term of Office: For a three-year period to expire 2003.
               Age: 49

Charles H. Johnson, Sr.

               Director of the Company since 1987. Business Manager since 1961 and previous President of
Charles H. Johnson, Inc. (Residential General Contracting Business), Diamondhead, Mississippi;
Treasurer since 1965, Universal Warehouse, Inc., (Mini-Storage Business), Diamondhead, Mississippi.
Advisory Director of Hancock Bank since 1977.
               Term of Office: For a three-year period to expire 2002.
               Age: 68

Robert W. Roseberry

               Director of the Company since 2001.  Chairman and Chief Executive Officer of Lamar Capital
Corporation from 1998 to 2001. President and Chief Executive Officer of Lamar Bank from 1986 to 1998.
Mr. Roseberry served in various capacities with Lamar Bank from 1971 to 1986.
               Term of Office: For a three-year term to expire in 2004.
               Age: 51

George A. Schloegel

               Director of the Company since 1984.  Vice Chairman of the Board of Hancock Holding Company
since 1984 and named Chief Executive Officer of the Company and Hancock Bank, Gulfport, Mississippi
in 2000.  President of Hancock Bank, Gulfport, Mississippi, and Director of Hancock Bank of Louisiana
since 1990.  Mr. Schloegel was employed part-time with Hancock Bank from 1956-1959 and began full-
time employment in 1962.  He served in various capacities until being named President in 1990.  Director of Mississippi Power Company, Gulfport, Mississippi.
               Term of Office: For a three-year term to expire in 2003.
               Age: 61

Leo W. Seal, Jr.

               Director of the Company since 1984.  President of Hancock Holding Company since 1984 and
Chief Executive Officer from 1984 to 2000.  Elected to the Board of Directors of Hancock Bank in 1961,
Mr. Seal served as President of Hancock Bank, Gulfport, Mississippi from 1963 to 1990 and named Chief
Executive Officer in 1977.  Since 1993, Mr. Seal has served as an Advisory Director for Hancock Bank of
Louisiana.  Mr. Seal has been employed by Hancock Bank since 1947.
               Term of Office: For a three-year period to expire in 2004.
               Age: 77

Christine L. Smilek

               Director since 2000.  Ms. Smilek is a Certified Public Accountant and owner of Smilek, CPA since 1991.  Ms. Smilek also serves as Board Chair for Gulf Coast Medical Center, a Tenet Health
Systems subsidiary.  Advisory Director of Hancock Bank since 1995.
               Term of Office: For a three-year period to expire in 2003.
               Age: 41

        George A. Schloegel is a director of Mississippi Power Company, Gulfport, Mississippi. None of the other Directors of the Company are directors of another company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the reporting requirements of Section 15(d) of the Act, or registered as an investment company under the Investment Company act of 1940.

         No family relationship exists between any directors, executive officers, or persons nominated to become a director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and Preferred Stock of the Company. Officers, directors and greater than ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended December 31, 2001, all Section 16(a) reporting requirements applicable to its officers, directors and greater than ten percent beneficial stockholders were complied with, except that Mr. Robert Roseberry was late in filing his initial Form 3 when he became subject to the Section 16(a) reporting requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information concerning the number of shares of Common Stock of the Company held as of December 31, 2001 by the only shareholders who are known to management to be the beneficial owners of more than five percent (5%) of the Company's outstanding shares:

Name and Address                                  Amount and                                        Percent
of Beneficial Owner                               Nature of                                         of Class
                                                  Beneficial Ownership(1)
                                                  of Common Stock
---------------------------------------------------------------------------------------------------------------------------------

Leo W. Seal, Jr.                                     1,389,468.8(2)                                  12.3%
408 North Beach Blvd.
Bay St. Louis, Mississippi
39520

Hancock Bank Trust                                   1,461,688.9(3)                                  12.9%
Department
One Hancock Plaza
Gulfport, Mississippi 39501
------------------------
(1) Constitutes sole ownership unless otherwise indicated.
(2) Includes 2,638.7 shares owned by Mr. Seal's wife, 25.1 shares held by Mr. Seal's children, 94,955 shares held in a charitable trust, of which Mr. Seal has voting rights but no dispositive powers, and excludes 434,823 shares in three (3) trusts held by the
Hancock Bank Trust Department (not included in the 1,210,227.6 shares shown above as beneficially owned by the Trust Department)
as to which Mr. Seal has sole voting rights, but no power of disposition.  Mr. Seal's sister and her children are the beneficiaries of these trusts.  It also includes 31,728 options and 4,000 restricted stock shares, which were granted to Mr. Seal in the 1996
Long-Term Incentive Plan. (3) Consists of shares held and voted by the Hancock Bank Trust Department as trustee for 60 different accounts.  Within these 60 accounts, the Trust Department has sole voting rights on 1,461,688.9 shares, shared voting rights on zero shares and no power to vote 26,998.2 shares.  The Trust Department has the sole right to dispose of 1,083,785.4 shares, shared right to dispose of 9,761.9 shares and no authority to dispose of 395,139.8 shares.

SECURITY OWNERSHIP OF MANAGEMENT
(As of December 31, 2001)

Name of Beneficial Owner                               Amount and                           Percent
                                                        Nature of                           of Class
                                                 Beneficial Ownership(1)
                                                     of Common Stock
----------------------------------------------------------------------------------------------------------

Directors

Frank E. Bertucci                                        822.9        (1)                     0.01%
Joseph F. Boardman, Jr.                               10,863.0        (2)                     0.10%
James B. Estabrook, Jr.                                2,005.0        (3)                     0.02%
James H. Horne                                         8,460.2        (4)                     0.08%
Charles H. Johnson, Sr.                                7,343.7        (1)                     0.07%
Robert W. Roseberry                                   65,856.9       (12)                     0.58%
George A. Schloegel                                  162,818.7        (5)                     1.44%
Leo W. Seal, Jr.                                   1,389,468.8        (6)                    12.26%
Christine L. Smilek                                      173.8        (7)                    0.002%

Executive Officers

Charles A. Webb, Jr.                                  12,684.3        (8)                     0.11%
A. Hartie Spence                                      12,048.9        (9)                     0.11%
Carl J. Chaney                                        16,846.3       (10)                     0.15%
John M. Hairston                                      15,795.3       (11)                     0.14%

Directors and Executive Officers                   1,719,501.5       (13)                    15.12%
----------------------------

        (1)   Constitutes sole ownership unless otherwise indicated.
        (2)   Includes 493 shares owned by Mr. Boardman's wife.
        (3)   Includes 1,028 shares owned by Mr. Estabrook's minor child.
        (4)   Includes 402 shares owned by Mr. Honrne's wife; 1,054 shares owned jointly by Mr. Horne and his wife; 400 shares owned jointly with his child; and 5,898 shares held by Mr. Horne's company.
        (5)   Includes 37,651 shares owned jointly by Mr. Schloegel and his wife; 207 shares owned directly by his spouse; 38,000 options and 4,000 Restricted Stock Awards granted to Mr. Schloegel in the 1996 Long-Term Incentive Plan.
        (6)   Includes 2,638.7 shares owned by Mr. Seal's wife, 25.1 shares owned by his children, 94,955 shares held in a charitable trust of which Mr. Seal has voting rights but no dispositive powers, and excludes 434,823 shares held in a fiduciary capacity by Hancock Bank's Trust Department as to which Mr. Seal has sole voting rights but no power of disposition.  Mr. Seal's sister and her children are beneficiaries of these trusts.  Mr. Seal disclaims beneficial ownership of these 434,823 shares.  It also includes 31,728 options and 4,000 Restricted Stock Awards granted to
              Mr. Seal in the 1996 Long-Term Incentive Plan.
        (7)   Includes 56.8 shares owned by Ms. Smilek's husband.
        (8)   Includes 10,344 shares owned jointly with Mr. Webb's wife, and 1,000 restricted stock awards granted Mr. Webb in the
              1996 Long-Term Incentive Plan.
        (9)   Includes 766 shares held in an IRA for Mr. Spence, 11,000 options and 600 restricted stock awards granted to
              Mr. Spence in the 1996 Long-Term Incentive Plan.
        (10)  Includes sole ownership of 150 shares of  Series A preferred stock; 5,000 shares of common stock owned by
              Mr. Chaney's wife; 205.2 shares of common stock held for the benefit of Mr. Chaney's children, of whom he is the custodian; 9,200 options and 1,500 restricted stock awards granted to Mr. Chaney in the 1996 Long-Term Incentive Plan.
        (11)  Includes sole ownership of 150 shares of Series A preferred stock; 11,000 options and 1,500  restricted stock awards granted to Mr. Hairston in the 1996 Long-Term Incentive Plan.
        (12)  Represents the conversion of Mr. Roseberry's Series A preferred stock into shares of common.  Preferred stock holdings represent 8.9% of preferred stock outstanding.
        (13)  Includes all shares held as a group by all the Company Directors and Named Executive Officers, including shares disclaimed by Mr. Seal as noted in footnote #6 above.  This group consists of  17 persons.

                                                                           EXECUTIVE COMPENSATION
                                                                    SUMMARY MANAGEMENT COMPENSATION TABLE

                                                   Annual Compensation                               Long-Term Compensation

-----------------------------------------------------------------------------------------------------------------------------------

Name and                                                                Other Annual         Restricted     Stock        All Other
Principal                                                               Compensation            Stock      Options     Compensation
Position                      Year      Salary ($)         Bonus($)            ($)             Awards($)    (#)(1)        ($)(2)
-----------------------------------------------------------------------------------------------------------------------------------

George A. Schloegel           2001       352,000          211,200            1,258(3)             0(13)        0(13)       8,478
President and CEO,                                                           3,909(4)
Hancock Bank;                                                                1,091(5)
Vice Chm and CEO, HHC                                                     224,754(12)
                              2000       351,904           75,000            1,120(3)         70,000(7)       10,000       7,602
                                                                             3,184(5)
                                                                             2,376(6)
                                                                           57,410(12)
                              1999       341,718                0            1,184(3)         76,500(7)       10,000       7,451
                                                                             3,773(4)
                                                                             1,227(5)
                                                                             2,080(6)

Leo W. Seal, Jr.              2001       109,000                0           18,000(4)             0(13)        0(13)       2,524
President, HHC                                                               2,563(5)
                                                                             3,090(6)
                              2000       105,000            5,000           18,000(4)         70,000(8)        5,000       2,151
                                                                             1,545(5)
                                                                             3,090(6)
                              1999       103,080                0              528(3)         76,500(8)        5,000       2,047
                                                                            18,000(4)
                                                                               737(5)
                                                                             5,859(6)

A. Hartie Spence              2001       176,000            1,000              703(3)             0(13)        0(13)       2,739
President and Director,                                                    121,559(4)
Hancock Bank of LA                                                           5,000(5)
                                                                             1,002(6)
                              2000       176,000            1,000              688(3)          3,500(9)        1,500       2,352
                                                                            76,800(4)
                                                                             5,000(5)
                                                                               998(6)
                              1999       176,000                0            1,710(3)         19,125(9)        1,500       2,443
                                                                            76,800(4)
                                                                             5,000(5)
                                                                               873(6)

Carl J. Chaney                2001       180,269           88,800            2,536(3)             0(13)        0(13)       6,203
CFO, HHC                                                                     5,000(5)
                                                                               152(6)
                              2000       172,877           23,000              782(3)        35,000(10)        4,000       5,501
                                                                             5,000(5)
                                                                               133(6)
                              1999       170,000                0              954(3)        19,125(10)        4,000       4,298
                                                                             5,000(5)
                                                                               143(6)

Charles A. Webb, Jr.          2001       150,000            5,000            1,495(3)             0(13)        0(13)       3,551
EVP, Sec. Hancock                                                            5,000(4)
Bank; EVP, Sec. HHC                                                          4,901(6)
                              2000       150,000            5,000            1,745(3)        17,500(11)            0       3,026
                                                                             5,000(4)
                                                                             4,901(6)
                              1999       150,000                0            1,998(3)        19,125(11)            0       3,017
                                                                             4,167(4)
                                                                               833(5)
                                                                             5,952(6)

        (1)  Awards for the calendar year 2000 were awarded December 14, 2000, a total of 5,600 shares were awarded to these executives at the price of $35.00 per share.  Awards for the calendar year 1999 were awarded December 21, 1999, a total of 5,500 shares were awarded to these executives at the price of $38.25 per share.
        (2)  Includes stock purchase plan contribution and profit sharing plan contribution.
        (3)  Automobile compensation.
        (4)  Deferred compensation.
        (5)  Executive Supplemental plan.
        (6)  Cost of excess life insurance.
        (7)  Represents the fair market value on the date of grant (12/14/00) of 2,000 restricted stock shares, which were awarded, for the calendar year 2000. Represents the fair market value on the date of grant (12/21/99) of 2,000 restricted stock shares, which were awarded, for the calendar year 1999. On December 31, 2001, Mr. Schloegel held 7,000 restricted shares in the aggregate, at a value of  $301,280.
        (8)  Represents the fair market value on the date of grant (12/14/00) of 2,000 restricted stock shares, which were awarded, for the calendar year 2000. Represents the fair market value on the date of grant (12/21/99) of 2,000 restricted stock shares, which were awarded, for the calendar year 1999. On December 31, 2001, Mr. Seal held 8,000 restricted shares in the aggregate, at a value of $344,320.
        (9)  Represents the fair market value on the date of grant (12/14/00) of 100 restricted stock shares, which were awarded, for the calendar year 2000. Represents the fair market value on the date of grant (12/21/99) of 500 restricted stock shares, which were awarded, for the calendar year 1999. On December 31, 2001, Mr. Spence held 1,000 restricted shares in the aggregate, at a value of  $43,040.
        (10) Represents the fair market value on the date of grant (12/14/00) of 1,000 restricted stock shares, which were awarded, for the calendar year 2000. Represents the fair market value on the date of grant (12/21/99) of 500 restricted stock shares, which were awarded, for the calendar year 1999. On December 31, 2001, Mr. Chaney held 1,750 restricted shares in the aggregate, at a value of $75,320.
        (11) Represents the fair market value on the date of grant (12/14/00) of 500 restricted stock shares, which were awarded, for the calendar year 2000. Represents the fair market value on the date of grant (12/21/99) of 500 restricted stock shares, which were awarded, for the calendar year 1999. On December 31, 2001, Mr. Webb held 1,350 restricted shares in the aggregate, at a value of $58,104.
        (12) Represents $3,909 for deferred compensation and $222,378 for acquisition of a bank-owned life insurance policy.
        (13) The Company did not grant any restricted stock shares or options during 2001 due to the change in timing of awarding these grants. Awards for 2001 will be granted in January 2002.

Option Grants

         The Company did not grant any stock options in 2001 due to the change in timing of awarding these grants. Previously, stock options were granted in December. Beginning in 2002 stock options were granted in January.

Option Exercises

        The following table sets forth certain information regarding individual exercises of stock options during 2001 and unexercised options granted to each of the named executives and held by them at the end of 2001.

                                                               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                                      AND FISCAL YEAR END OPTION VALUES

                                                                  Number of Unexercised Options          Value of In-the-money
                                                                                                              Options (1)

                             Shares Acquired        Value
      Name                   On Exercise            Realized         Exercisable     Unexercisable  Exercisableized   Unexercisable

      --------------------  ------------------  ------------------  ---------------  -------------- ---------------   -------------

      Leo W. Seal, Jr.           0                   $0.00            15,062(2)         4,593(3)       $   56,045        $   20,781
                                                                       6,345(3)
                                                                       8,000(4)

      George A. Schloegel        0                   $0.00             6,834(2)        14,252(3)       $   56,202        $   84,258
                                                                      12,748(3)
                                                                       4,166(4)

      A. Hartie Spence           0                   $0.00               200(2)         2,250(3)       $   14,816        $   12,638
                                                                       2,250(3)
                                                                       5,500(4)

      Carl J. Chaney             0                   $0.00             3,899(3)         5,301(3)       $   17,612        $   33,708

     -------------------

(1)  Based on closing price on the NASDAQ National Market System of $43.09.00 on December 31, 2001.
(2)  Stock options are exercisable six months after the date of grant.
(3)  Stock Options granted are exercisable 25% after the first year, then an additional 25% for each of the next three years.
(4)  Stock Options granted were exercisable one year after the date of the grant.

Director’s Fees

        Directors of the Company who are not also full-time employees of Hancock Bank or Hancock Bank of Louisiana (i.e., all Directors except Messrs. Seal, Schloegel, and Roseberry) receive $600 for each regular and special board meeting attended. Directors of the Company who are Directors, but not full-time employees, of Hancock Bank receive an additional fee of up to $400 for meetings of the Bank's Board of Directors attended, provided that such meetings are not held on the same day as a meeting of the Company. Directors of the Company who are Directors, but not full-time employees, of Hancock Bank of Louisiana receive an additional fee of up to $275 for meetings of the Bank's Board of Directors attended, provided that such meetings are not held on the same day as a meeting of the Company. Directors of the Company who attend regional board meetings are paid $400 for each Jackson County Board/Loan Committee Meeting attended and $400 for each Pearl River or Hancock County Board Meeting attended. Directors of the Company who are not full-time employees of Hancock Bank or Hancock Bank of Louisiana and are members of a Bank Committee, also receive $225 for each committee meeting attended, $100 for each loan committee meeting attended in Gulfport, Mississippi; $60 for each loan committee meeting attended in Biloxi/Ocean Springs, or Hancock County, Mississippi; and $50 for each loan committee meeting attended in Pearl River County, Mississippi.

        Year-end bonuses are paid to the Directors of the Company based upon the number and type of meetings attended during the year in the amounts set forth above. Consideration is also given to the duration and logistics of the meetings attended.

         From time to time the Company will initiate new business referral programs for the Directors. In 2001, the Company offered a voluntary referral program to the directors. Seventeen (17) Directors of the Company and subsidiaries participated in the 2001 plan. Directors earned one (1) point for every $1,000 in new business referred to the Company. At year-end, the points were tallied and $1.00 was paid to the directors for every point. The Company purchased shares off the open market equivalent to the number of dollars each Director earned. Directors referring one million dollars ($1,000,000) or more were also given a choice of a 7-day cruise for two to Key West or 15 shares of HHC stock; Directors referring $500,000 to $999,000 were also given a choice of a 3-night Disney Golf trip or 10 shares of HHC stock; and Directors referring $250,000 to $499,000 were also given a choice of a 2-night Sandestin Golf trip or 5 shares of HHC stock.

Pension Plan

         Hancock Bank, along with some of its affiliated companies, maintains a pension plan (the "Pension Plan") covering all full-time salaried employees (including executive officers of the Company who are also employees of the Banks) who have completed one (1) year of service and have attained 21 years of age.

         The table set forth below shows the estimated annual base payments payable under the present benefit formula to persons retiring upon attainment of age 65 in the indicated earnings classifications and with the indicated number of years of service for purposes of computing retirement benefits.

                                                                            Pension Plan Table (1)
                                                                               Years of Service

Remuneration($)         15        20          25          30           35          40              45               50
-----------------------------------------------------------------------------------------------------------------------
 50,000             11,250    15,300      19,350      23,400       27,450      31,500          35,550           39,600
100,000             23,850    32,400      40,950      49,500       58,050      66,600          75,150           83,700
150,000             36,450    49,500      62,550      75,600       88,550     101,700         114,750       127,800(3)
200,000(2)          41,490    56,340      71,190      86,040      100,890     115,740      130,590(3)       145,440(3)
250,000(2)          41,490    56,340      71,190      86,040      100,890     115,740      130,590(3)       145,440(3)

(1) The table reflects the normal form of benefit under the Pension Plan which is a life annuity with 120 payments guaranteed.
(2) The table reflects IRC Section 401(a)(17) which limits compensation for Pension Plan purposes to $170,000 for 2001.
(3) The annual amount exceeds the IRC Section 415 limit of $126,000 for a ten year certain and life annuity.  Section 415 is indexed so that these amounts may eventually be paid.

        Earnings covered by the Pension Plan consist of base salary and do not include bonuses. The benefit amounts are not subject to reduction for social security benefits, but social security amounts were taken into account under the benefit formula. Covered compensation for the named executive officers as of the end of the last calendar year is: Schloegel $302,600; Seal $103,040; Spence $174,800; Webb $150,000; and Chaney $175,450.

        Assuming continued employment, the years of service at age 65 for Mr. Schloegel will be 46 years; Mr. Spence will be 9; Mr. Seal was 42; Mr. Webb was 47; and Mr. Chaney will be 27.

Executive Supplemental Reimbursement Plan

        Hancock Bank maintains an Executive Supplemental Reimbursement Plan ("ESR Plan") for members of the Banks' Management Committee. Currently, Leo W. Seal, Jr., George A. Schloegel, Charles A. Webb, Jr., A. Hartie Spence and Carl J. Chaney are five of the 10 members of the Management Committee. Under the ESR Plan, Hancock Bank will pay or reimburse each participating committee member up to $5,000 of expenses that the committee members incur during each calendar year for life insurance, education, residential security systems and club dues. If the amount paid or reimbursed for a committee member is less than $5,000 for a calendar year, the unused portion will be contributed to a deferred compensation account for all members except Leo W. Seal, Jr. An administrative committee of at least three persons appointed by the Board of Directors of Hancock Bank administers and interprets the plan and has sole discretion to award any benefit to committee members.

Deferred Compensation Agreements

        The Company has deferred compensation agreements with Mr. Schloegel. Under the terms of these agreements upon retirement at or after normal retirement age, Mr. Schloegel will receive monthly benefits of $17,375 for 240 months. In the event of Mr. Schloegel's death, either before or after retirement, such benefits shall be paid to his beneficiaries. If Mr. Schloegel's employment terminates for any reason other than retirement at or after normal retirement age or death, no benefits will be paid under the deferred compensation agreements. The obligations of the Company under these agreements are unfunded and unsecured promises to pay. The Company has an assigned interest in life insurance policies to reimburse the Company for the cost of providing deferred compensation to Mr. Schloegel.

Change of Control Arrangements

        The Company does not have employment agreements with the executive officers named in the Summary Compensation Table. Each of the named executives, however, has a change of control employment agreement that, among other things, assures the individual of at least three year's employment (or, in certain instances, severance payments) in the event of a change of control of the Company. If the executive is terminated by the Company after the change of control except for cause or as a result of the executive's disability, then the executive is entitled to a severance payment equal to a percentage of base salary and bonus, which percentage varies depending on the executive's agreement with the Company from 99% to 199%. The executive is also entitled to a severance payment if the executive resigns because of a material change in duties or relocation resulting from the change of control of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors has furnished the following report on executive compensation. This report reflects the Company's compensation philosophy for all executive officers, as endorsed by the Board of Directors and the Compensation Committee. The Committee determines annual base salary adjustments and annual bonus awards.

Executive Officer Compensation

        The Company's compensation program for executive officers consists of two key elements: a base salary and an Annual Incentive Plan based on the Company's operating earnings. The Committee believes this approach best serves the interest of stockholders by ensuring that executive officers are compensated in a manner that advances both the short- and long-term interests of stockholders.

Base Salary

        Salaries paid to executive officers (other than Messrs. Seal and Schloegel) are reviewed annually by the Chief Executive Officer, ("C.E.O.") of the Company based upon his subjective assessment of the nature of the position, the contributions, experience and company tenure of the executive officer. The C.E.O. then makes his suggestion as to adjustments in base salary for all the executive officers to the Compensation Committee. Additionally, the Company uses multiple sources including subscribing to and participating in the Watson-Wyatt Data Survey for Financial Institutions Compensation, and the Mississippi and Louisiana Bankers Associations' surveys and consulting with Ben E. Cole Financial Corporation. These sources provide the Compensation Committee with comparative compensation data from the Company's market areas and its peer groups. This information is used by the Compensation Committee to ensure that it is providing compensation opportunities comparable to its peer group, thereby allowing the Company to retain talented executive officers who contribute to the Company's overall and long-term success.

Annual Incentive Plan

        The Company engaged the services of Ben E. Cole Financial Corporation to advise on procedures utilized in the banking industry by like-size institutions for its Annual Incentive Plan. In the last quarter of each fiscal year, the C.E.O., working with the Director of Human Resources, the Chief Financial Officer and other Company executives, develops a Company-wide bonus pool. The size of the bonus pool is based upon a subjective assessment of overall Company and departmental performance as compared to budgeted and prior year performance, and the extent to which the Company achieved its overall financial performance goals and return on stockholders' equity. The bonus pool is then sent to the Board of Directors of the Company for modifications and approval. Once the bonus pool is finalized and approved by the Board, the C.E.O. and the President of Hancock Bank make individual bonus recommendations for executive officers (excluding Mr. Seal and Mr. Schloegel) based upon individual contributions to the Company's short-term and long-term goals achieved for the year.

Annual Incentive Stock Awards

        The 1996 Hancock Holding Company Long-Term Incentive Plan (the "Long-Term Incentive Plan"), that was approved by the Company's shareholders in 1996, is designed to provide annual incentive stock awards. The Long-Term Incentive Plan restricts the combined number of stock options and restricted stock awards to a maximum of 1% of the outstanding shares as reported in the Company's previous year's 10-K. Only 1/3 of the shares available for award each year may be awarded in restricted stock awards or performance stock awards.

         Annually, the C.E.O. and the President of Hancock Bank assess the performance of the Company, the individual executive officer's contributions, and the attainment of individual and departmental goals and use this in making recommendations to the Committee on executive long-term awards. Long-term incentives, both restricted stock awards and incentive stock options, are granted as an inducement for executives to enhance the growth of the Company and shareholder value.

        In determining the compensation to be paid to the Company's executive officers in 2001, the Compensation Committee employed these compensation policies designed to align the compensation with the Company's overall business strategy, values, and management initiatives. These policies are intended to reward executives for long-term strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals.

Chief Executive Officer Compensation

        In determining the compensation for Mr. Schloegel, the Company's Vice Chairman and Chief Executive Officer, the Compensation Committee took into consideration overall performance of the Company in addition to publicly disclosed compensation of chief executive officers of other bank holding companies of similar asset size, performance, growth and demographics.

                Submitted by the Company's Compensation Committee:

Frank E. Bertucci                                 Charles H. Johnson, Sr.                           T. W. Milner, Jr.
J. F. Boardman, Jr.                               L. A. Koenenn, Jr.                                Dr. H. C. Moody, Jr.
James B. Estabrook, Jr.                           Victor Mavar                                      Christine L. Smilek
James H. Horne

CERTAIN TRANSACTIONS AND RELATIONSHIPS

        Directors, officers, and principal shareholders of the Company and their associates have been customers of the Banks from time to time in the ordinary course of business and additional transactions may be expected to take place in the future. All loans to such persons were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or embody other unfavorable features.

FIVE YEAR SHAREHOLDER RETURN COMPARISON

        The U.S. Securities and Exchange Commission requires that the Company include in its Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a performance indicator of the overall stock market and either a nationally recognized industry standard or an index of peer companies selected by the Company. The broad market index used in the graph is the NASDAQ Market Index. The peer group index is a group of financial institutions in the Southeast with assets ranging from $1.5 billion to $5 billion. A list of the Companies included in the index follows the graph.

BOARD COMMITTEES AND MEETINGS

        The Company has an Audit Committee currently composed of J. F. Boardman, Jr., James H. Horne, L. A. Koenenn, Jr., Victor Mavar, Gordon Redd, Jr., and Christine L. Smilek, of which Mr. Koenenn and Ms. Smilek are both practicing accountants. The Audit Committee includes some Directors of the Company's subsidiaries who are not Company directors. The Audit Committee acts pursuant to a written Audit Committee Charter, a copy of which was attached as Appendix A to the Proxy Statement for the Company's 2001 Annual Meeting. The Audit Committee oversees the operation of the Company's Audit Department and makes recommendations to the Board of Directors concerning the independent accountants for the Company and its subsidiaries. The Audit Committee met four (4) times during 2001.

         The Company has a Compensation Committee, which determines the salary of the executive officers of the Company. The Compensation Committee includes some Directors of the Company's subsidiaries who are not Company directors. It met two (2) times during 2001 and is composed of Frank E. Bertucci, J. F. Boardman, Jr., James B. Estabrook, Jr., James H. Horne, Charles H. Johnson, Sr., L. A. Koenenn, Jr., Victor Mavar, T. W. Milner, Jr., Dr. H. C. Moody, Jr. and Christine L. Smilek.

        The Company does not have a Nominating Committee.

        The Board of Directors of the Company met a total of twelve (12) times during the year ended December 31, 2001. During 2001, all Directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by committees on which they served.

PRINCIPAL ACCOUNTING FIRM FEES

         In 2001 the Company paid Deloitte & Touche LLP fees as follows:

         Audit Fees. The aggregate fees billed by Deloitte for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $161,600.

        Financial Information Systems Design and Implementation Fees. There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

        All Other Fees. The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under Audit Fees, for the fiscal year ended December 31, 2001 were $79,000.

        The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

        With respect to fiscal 2001, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61, Communications with Audit

Committees, as amended by Statement on Auditing Standards 90, Audit Committee Communications. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committee, and has discussed with the independent auditors the auditor’s independence.

         Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

               Submitted by the Company's Audit Committee:

J. F. Boardman, Jr.                         James H. Horne                             L. A. Koenenn, Jr.
Victor Mavar                                Gordon Redd, Jr.                           Christine L. Smilek

ADDITIONAL INFORMATION

        The Annual Report of the Company for the fiscal year ended December 31, 2001 is enclosed. The Annual Report is not to be regarded as proxy soliciting material. Any shareholder who has not received an Annual Report may obtain one from the Company. The Company also will provide, without charge, copies of its Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the U. S. Securities and Exchange Commission. Shareholders wishing to receive a copy of the Annual Report on Form 10-K are directed to write George A. Schloegel, Vice Chairman, at the address of the Company.

PROPOSALS FOR 2003 ANNUAL MEETING

         Any shareholder who wishes to present a proposal at the Company's next Annual Meeting and who wishes to have theproposal included in the Company’s Proxy Statement and form of Proxy for the meeting, must submit the proposal to the undersigned at the address of the Company not later than October 3, 2002. After this date, a stockholder who intends to raise a proposal to be acted upon at the 2003 annual meeting of shareholders must inform the Company in writing no later than December 17, 2002. If notice is not provided by that date, the Company Board may exclude such proposal from being acted upon at the 2003 meeting. Further, the persons named in the Company proxy for the 2003 Annual Meeting will be allowed to exercise their discretionary authority to vote upon such proposal without the matter having been discussed in the Proxy Statement for the 2003 Annual Meeting.

                                                    By Order of the Board of Directors

                                                    ----------------------------------
                                                    George A. Schloegel
                                                    Chief Executive Officer
Dated: January 31, 2002

                            HANCOCK HOLDING COMPANY
                                 P. O. BOX 4019
                               GULFPORT, MS 39502

                P R O X Y F O R 2 0 0 2 A N N U A L M E E T I N G
           This Proxy is Solicited on Behalf of the Board of Directors

KNOW ALL MEN BY THESE  PRESENTS  that the  undersigned  shareholder  of  Hancock
Holding  Company,  does  hereby  nominate,  constitute,  and  appoint  Joseph F.
Boardman,  Jr.,  George A.  Schloegel  and Leo W. Seal,  Jr., as proxies of them
(with full power of  substitution),  and hereby authorizes them to vote upon all matters  that may  properly  come  before  the  meeting  including  the  matters described in the Proxy Statement furnished  herewith,  subject to any directions indicated  below,  with full power to vote all shares of Common stock of Hancock
Holding  Company held of record by the  undersigned  on January 16, 2002, at the annual  meeting  of  stockholders  to be  held  on  February  28,  2002,  or any adjournment(s)  thereof.  IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE WITH
THE BOARD OF DIRECTORS' RECOMMENDATION FOR EACH OF THE DIRECTORS AS INDICATED IN
ITEM 1 AND FOR ITEM 2.

          The Board of Directors Recommends you vote FOR Items 1 and 2.

PROPOSALS:

Item 1. The election of the following  three (3) persons as directors,  to serve until the Annual Meeting in 2005, or until each person's successor has been elected and qualified. (INSTRUCTION;  AUTHORITY TO VOTE FOR ANY NOMINEE MAY
     BE WITHHELD BY LINING  THROUGH OR  OTHERWISE  STRIKING  OUT THE NAME OF ANY
     NOMINEE.)

     FRANK E. BERTUCCI 1 JOSEPH F. BOARDMAN, JR. 1 CHARLES H. JOHNSON, SR. 1

                    For all nominees except as indicated [ ]
                 Withhold authority to vote for all nominees [ ]

Item 2.  Approve the  appointment  of  Deloitte & Touche LLP as the  independent accountants for the Company.

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

_______________________________________________________________________________

-------------------------------------------------------------------------------

                                      DATED:____________________________, 2002

                                      Signature:________________________

                                      Signature:________________________

                                      When signing as attorney, executor,
                                      trustee, or guardian, please give full
                                      title.  If more than one trustee, all
                                      should sign.  All joint owners must sign.

                                      Number of shares: ______________________

                                     IF YOU PLAN TO ATTEND THE MEETING,
                                     PLEASE CHECK HERE [ ]
                                     WHETHER  OR NOT YOU PLAN TO ATTEND,
                                     PLEASE  SIGN AND RETURN AT ONCE.